 Exhibit 99.1

Ebix Announces Fourth Quarter and Full Year 2011 Results

•	Quarterly Revenue of $44.1 Million, up 26% Year-Over-Year

•	Full Year Revenue of $169.0 Million, up 28% Year-Over-Year

•	Q4 Diluted EPS of $0.44, up 6% Year-Over-Year

•	Full Fiscal Year Diluted EPS of $1.75, up 15% Year-Over-Year

•	Q4 Net Income of $17.3 Million, up 9% Year-Over-Year

•	Full Year Net Income of $71.4 Million, up 21% Year-Over-Year

•	Q4 Operating cash flow of $19.4 Million, up 2% Year-over-Year

•	Full Year Operating cash flow of $71.3 Million, up 35% Year-over-Year

ATLANTA, GA - March 13, 2012 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance and financial industries, today reported results for the fiscal fourth quarter and full year ended December 31, 2011. Ebix will host a conference call at 11:00 a.m. EDT (details below)

“These results mark 12 years of continued sequential growth for Ebix in the areas of revenue, net income and diluted EPS,” said Robin Raina, Chairman, President and CEO, Ebix Inc. “We are pleased that these results are in line with our goals for 2011.”

Ebix delivered the following results for the fourth quarter and full year of 2011:

Revenues: Total Q4 2011 revenue was $44.1 million, an increase of 26% on a year-over-year basis, as compared to Q4 2010 revenue of $35.1 million.

For the full fiscal year of 2011, the company reported revenue of $169.0 million, an increase of 28% from the prior year revenues of $132.2 million.

Earnings per Share: Q4 2011 GAAP diluted earnings per share rose 6% year-over-year to $0.44, as compared to $0.42 in the fourth quarter of 2010. For purposes of the Q4 2011 EPS calculation, there was an average of 39.4 million diluted shares outstanding during the quarter, as compared to 38.4 million diluted shares outstanding in Q4 of 2010.

For the full year of 2011, GAAP diluted earnings per share rose 15% year-over-year to $1.75 from $1.51 in 2010. For purposes of the EPS calculation, there was an average of approximately 40.9 million diluted shares outstanding during the year 2011 as compared to an average of 39.0 million diluted shares outstanding in 2010.

Operating Cash: Cash generated from operations for the fiscal fourth quarter was $19.4 million, up 2% year-over-year. For the full year, operating cash flow totaled $71.3 million in 2011, up 35% year-over-year as compared to $52.8 million in 2010.

Margins: In 2011, the Company achieved Gross Margins of 80% compared to 78% in 2010. Operating margins for 2011 were slightly improved at 41% as compared to 40% for 2010.

Diversified Revenue Base: Ebix continued to have highly diversified revenue streams across thousands of clients, with the largest client accounting for only 3.5% of the Company's 2011 revenues.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 77% of the Company's 2011 Revenues as compared to 71% in 2010.

(dollar amount in thousands)	Three Months Ended December 31,			Year Ended December 31,
Channel	2011	2010	% Change	2011	2010	% Change
Exchanges	$34,330	$25,087	37%	$130,638	$94,212	39%
BPO	3,996	4,012	—	14,944	15,586	(4)%
Broker Systems	4,609	4,167	11%	18,006	13,841	30%
Carrier Systems	1,115	1,831	(39)%	5,381	8,549	(37)%
Total Revenue	$44,050	$35,097	26%	$168,969	$132,188	28%

Share Repurchases: During Q4 2011, the Company repurchased 188,000 shares of our common stock at an average price of $14.14 per share for an aggregate amount of $2.7 million. As of date, the company has not repurchased any shares since October 6, 2011. For 2011, Ebix repurchased 3.5 million shares for an aggregate amount of $63.7 million or an average price of $18.13. The Board of Directors has authorized a total repurchase limit of $100 million of which $23.8 million still remains outstanding.

Net Income: Q4 2011 net income was $17.3 million, a 9% increase on a year-over-year basis, as compared to Q4 2010 net income of $15.9 million. For 2011, GAAP Net Income increased 21% to $71.4 million compared to $59.0 million in 2010.

Q1 2012 Diluted Share Count: As of today, the Company expects the diluted share count for Q1 2012 to be approximately 39.4 million.

Ebix SVP & CFO Robert Kerris said, “Virtually all of the Company's reported net income of $71.4 million for the year 2011 has been realized in the $71.3 of positive operating cash flow generated by our businesses. We are very pleased with the Company's performance over the last three years from 2008 to 2011, as our revenues have increased 126% and our operating cash flows have increased 166%. Ebix has been able to improve its operating margins while efficiently integrating many business acquisitions during the last three years.”

Ebix Chairman, President & CEO Robin Raina said, “On our year end 2010 call I said that our vision in 2011 was to focus on 3 key areas - one, launch of new exchanges and on-demand backend platforms in various geographies across the world; two, launch of a mobile utility initiative with applications in diverse insurance areas being deployed on a utilities basis; three, continued focus on services like Ebix Enterprise targeted at providing a single on-demand platform to a wide variety of insurance entities across all insurance product lines. In the year 2011, we were able to make significant progress in all 3 areas in addition to integrating our acquisitions of ADAM and HealthConnect.”

Mr. Raina continued, “Ebix's financial goals remain consistent with our philosophy to expand our reach and integration with our clients and generate shareholder value. In 2011, we used our free cash flow to repurchase 9% of our outstanding shares, and now have paid our second quarterly dividend while growing organically and through business acquisitions. Our long term strategy has not changed as we focus our team's efforts daily towards becoming the premier global provider and leader in the fast growing business of Exchanges to simplify the changing dynamic in all areas of insurance and financial services. Our commitment to our shareholders is to continue to drive value through the common sense use of our free cash flow by strategically investing in internal growth initiatives, accretive business acquisitions and mergers, and stock repurchases.”

Investor Conference Call

Ebix will host a conference call to discuss its fourth quarter and full fiscal year 2011 results at 11:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company's Investor Relations home page at http://www.ebix.com

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix's focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.
This Form 10-K and certain information incorporated herein by reference contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.
Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in Part I, Item IA, “Risk Factors”, below, as well as: the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the

Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.
Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.
Readers should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.
You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Steven Barlow
678-281-2043 or steve.barlow@ebix.com

or

Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Operating revenue	$44,050	$35,097	$168,969	$132,188

Operating expenses:
Cost of services provided	8,658	7,691	33,589	29,599
Product development	4,823	3,379	19,208	13,607
Sales and marketing	4,089	1,613	13,642	6,372
General and administrative	8,028	7,151	26,268	24,065
Amortization and depreciation	1,897	1,605	7,514	6,038
Total operating expenses	27,495	21,439	100,221	79,681

Operating income	16,555	13,658	68,748	52,507
Interest income	128	141	557	519
Interest expense	(167)	(152)	(759)	(902)
Other non-operating income	1,432	641	647	6,319
Foreign currency exchange gain	1,667	352	4,302	1,211

Income before income taxes	19,615	14,640	73,495	59,654
Income tax expense (benefit)	(2,285)	1,304	(2,117)	(635)
Net income	$17,330	$15,944	$71,378	$59,019

Basic earnings per common share*	$0.48	$0.45	$1.89	$1.69

Diluted earnings per common share*	$0.44	$0.42	$1.75	$1.51

Basic weighted average shares outstanding*	36,337	35,083	37,742	34,845

Diluted weighted average shares outstanding*	39,374	38,417	40,889	39,018

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$23,696	$23,397
Short-term investments	1,505	6,300
Trade accounts receivable, less allowances of $1,719 and $1,126, respectively	31,133	26,028
Deferred tax asset, net	2,981	—
Other current assets	4,502	5,057
Total current assets	63,817	60,782
Property and equipment, net	8,834	7,806
Goodwill	259,218	180,602
Intangibles, net	38,386	22,574
Indefinite-lived intangibles	30,453	30,552
Deferred tax asset, net	9,412	—
Other assets	1,062	984
Total assets	$411,182	$303,300
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,719	$15,344
Accrued payroll and related benefits	5,034	4,536
Short term debt	6,667	5,000
Current portion of convertible debt, net of discount of $0 and $56, respectively	—	4,944
Current portion of long term debt and capital lease obligation	165	426
Deferred revenue	16,460	8,610
Current deferred rent	266	—
Other current liabilities	2,468	225
Total current liabilities	49,779	39,085
Revolving line of credit	31,750	25,000
Other long term debt and capital lease obligation, less current portion	8,468	205
Deferred tax liability, net	—	3,534
Put option liability	—	537
Deferred revenue	328	126
Long term deferred rent	939	554
Other liabilities	3,803	2,991
Total liabilities	95,067	72,032
Commitments and Contingencies, Note 7
Stockholders' equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2011 and 2010	—	—
Common stock*, $.10 par value, 60,000,000 shares authorized, 36,418,385 issued and 36,377,876 outstanding at December 31, 2011 and 36,057,791 issued and 36,017,282 outstanding at December 31, 2010	3,638	3,602
Additional paid-in capital	179,518	153,221
Treasury stock* (40,509 shares as of December 31, 2011 and December 31, 2010 respectively)	(76)	(76)
Retained earnings	137,559	67,642
Accumulated other comprehensive income (loss)	(4,524)	6,879
Total stockholders' equity	316,115	231,268
Total liabilities and stockholders' equity	$411,182	$303,300

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(In thousands)
Cash flows from operating activities:
Net income	$71,378	$59,019	$38,822
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7,514	6,038	3,955
Provision for doubtful accounts	976	1,143	321
Provision for deferred taxes	(5,083)	(1,752)	(2,615)
Unrealized foreign exchange gain on forward contracts	2,346	(1,304)	(500)
Unrealized foreign exchange gain	(5,795)	(598)	—
Unrealized gain on put option	(537)	(6,059)	(89)
Share-based compensation	2,205	1,850	1,369
Debt discount amortization on convertible debt	21	327	—
Reduction of acquisition earn-out contingent liability	(2,847)	(1,500)	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(2,903)	(3,018)	(8,619)
Other assets	1,647	(955)	(577)
Accounts payable and accrued expenses	1,525	(356)	1,127
Accrued payroll and related benefits	(532)	165	587
Deferred rent	(261)	(125)	27
Other liabilities	836	(61)	109
Deferred revenue	796	(35)	(40)
Net cash provided by operating activities	71,286	52,779	33,877
Cash flows from investing activities:
Investment in ADAM, net of cash acquired	3,529	—	—
Investment in MCN, net of cash acquired	(381)	(2,931)	—
Investment in Trades Monitor, net of cash acquired	—	(2,749)	—
Investment in Connective Technologies, net of cash acquired	—	(1,337)	—
Investment in USIX, net of cash acquired	—	(7,131)	—
Investment in e-Trek, net of cash acquired	—	(1,011)	—
Investment in IDS, net of cash acquired	—	—	(1,000)
Investment in Health Connect Solutions, net of cash acquired	(17,945)	—	—
Investment in Periculum, net of cash acquired	—	(6)	(200)
Investment in Acclamation, net of cash acquired	—	—	(85)
Investment in Confirmnet, net of cash acquired	(184)	(2,975)	(3,279)
Purchases of marketable securities	(3,098)	(11,507)	(4,133)
Maturities of marketable securities	7,600	7,006	3,870
Investment in Facts, net of cash acquired	(12)	(11)	(6,215)
Investment in Peak Performance, net of cash acquired	—	—	(7,894)
Investment in EZ Data, net of cash acquired	—	—	(25,362)
Capital expenditures	(2,829)	(1,754)	(3,129)
Net cash used in investing activities	(13,320)	(24,406)	(47,427)
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	6,750	1,900	(1,846)

Proceeds from term loan	16,250	10,157	—
Proceeds from the issuance of convertible debt	—	—	25,000
Principal payments on term loan obligation	(6,407)	(5,000)	—
Repurchase of common stock	(63,659)	(10,650)	(505)
Settlement on conversion of convertible debt	(6,761)	(22,521)	—
Payments of long term debt	—	—	(742)
Payments for capital lease obligations	(300)	(804)	(293)
Proceeds from exercise of common stock options	51	1,236	1,565
Dividends paid	(1,461)	—	—
Net cash provided (used) by financing activities	(55,537)	(25,682)	23,179
Effect of foreign exchange rates on cash and cash equivalents	(2,130)	1,479	123
Net change in cash and cash equivalents	299	4,170	9,752
Cash and cash equivalents at the beginning of the year	23,397	19,227	9,475
Cash and cash equivalents at the end of the year	$23,696	$23,397	$19,227
Supplemental disclosures of cash flow information:
Interest paid	$710	$526	$1,125
Income taxes paid	2,907	2,396	4,752